*For Immediate Release*

Contact:

William C. Calderara

President and Chief Executive Officer

(203) 720-5000

NAUGATUCK VALLEY FINANCIAL CORPORATION

AND NAUGATUCK VALLEY SAVINGS AND LOAN

APPOINT J. ALLEN KOSOWSKY TO BOARD OF DIRECTORS

Naugatuck, CT; February 12, 2014. Naugatuck Valley Financial Corporation (the “Company”) (NasdaqGM: NVSL), the holding company for Naugatuck Valley Savings and Loan (the “Bank”), announced today the appointment of J. Allen Kosowsky as a Director of both the Company and the Bank effective February 7, 2014.

J. Allen Kosowsky, a certified public accountant, is the President and founder of J. Allen Kosowsky, CPA, PC, a forensic accounting and business advisory firm located in Shelton, CT where Mr. Kosowsky is a life-long resident. Mr. Kosowsky has held numerous executive and board positions at public and private companies. He currently serves as a Board Director at Thor Industries where he is a member of the audit committee and chairman of the nominating and governance committee and has previously served as a member of the board of directors of Webster Bank in Waterbury, Connecticut. He has earned a number of accolades and designations throughout his career and along with being a CPA is also a Certified Valuation Analyst, a Certified Fraud Examiner, and an Accredited Business Valuator. He is a member of the American Institute of Certified Public Accountants, the Connecticut Society of Certified Public Accountants, the National Association of Certified Valuation Analysts, the Association of Certified Fraud Examiners and the American Arbitration Association. He has been a frequent speaker for the American Banker’s Association on topics relating to Fraud, Valuation, Tax Matters and Forensic Accounting.

Chairman of the Board Carlos S. Batista said, “We are pleased to welcome Allen Kosowsky to our Board of Directors. With over 40 years of experience in accounting and financial services, along with significant prior service as a director of various other public companies, Mr. Kosowsky will be a valuable addition to our organization.”

President and CEO of the Bank William C. Calderara said, “Mr. Kosowsky’s many qualifications impressed us. His experience in acting as a Director for other community banks and publicly traded corporations gives us confidence that he will be an excellent complement to our Board. Additionally, the fact that he’s been a Shelton business owner since 1985, and that he’s lived there his whole life, means he knows the Valley well, and understands the people and communities we serve. As ‘Your Community Bank’, that type of hands on community experience is also important to us.”

Mr. Kosowsky said, “I am pleased to be joining the Board, and for the opportunity to serve along with my fellow directors. I look forward to sharing my experiences and contributing to the future direction of this community-minded bank.”

Naugatuck Valley Financial Corporation is the holding company for Naugatuck Valley Savings and Loan. Naugatuck Valley Savings and Loan is headquartered in Naugatuck, Connecticut with nine other branches in Southwest Connecticut. The Bank is a community-oriented financial institution dedicated to serving the financial services needs of consumers and businesses within its market area.

This press release contains forward-looking statements with the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are often identified by forward-looking words such as “expect,” “believe,” anticipate,” or other words with similar meanings. Forward-looking statements are not statements of fact and a number of factors could cause actual results to differ materially from expected results. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release. Except as may be required by applicable law, the Company assumes no obligation to update or revise any such forward-looking statements. For additional discussion of the risks and uncertainties generally applicable to the Company, see the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2012 and its subsequent Quarterly Reports on Form 10-Q.